Exhibit 10.4

HOLMES FUNDING LIMITED

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2005

Registered in England and Wales No. 3982428

Holmes Funding Limited

Report of the directors

The Directors submit their report together with the accounts for the year ended 31 December 2005.

Principal activity and review of the year

The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter into financial arrangements with other group companies in that connection. No future changes are envisaged.

The legal structure of the Company is to invest in a beneficial interest in the assets of Holmes Trustees Limited (“the Trust”), which assets comprise mortgage loans secured on residential property in England, Scotland and Wales. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

On 8th December 2005 the Company purchased a further beneficial interest in the assets of the Trust of £3.80 billion. This purchase was financed by a loan from Holmes Financing (No. 9) plc. Holmes Trustees Limited and Holmes Financing (No. 9) plc are both group undertakings.

Dividend

The loss for the year on ordinary activities after tax amounted to £24,204,000 (2004: £12,295,000 profit).

The Directors do not recommend the payment of a dividend (2004: £nil).

Directors and their interests

The Directors who served throughout the year were:

Mr D M Green
Mr M McDermott
Wilmington Trust SP Services (London) Limited

At the year end and the previous year end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M. McDermott jointly held the other share.

Wilmington Trust SP Services (London) Limited and M. McDermott jointly held one share in the holding company, Holmes Holdings Limited, at the year end. The other share in Holmes Holdings Limited was held by Wilmington Trust SP Services (London) Limited. M McDermott is also a Director of Wilmington Trust SP Services (London) Limited.

None of the other Directors had a beneficial interest in the shares of the Company or of the holding Company, Holmes Holdings Limited, and its subsidiaries at the year end.

Directors’ responsibility statement

The directors are responsible for preparing their report and financial statements. The directors have chosen to prepare accounts for the company in accordance with International Financial Reporting Standards (IFRSs). Company law requires the directors to prepare such financial statements in accordance with International Financial Reporting Standards, the Companies Act 1985 and Article 4 of the IAS Regulation.

International Accounting Standard 1 requires that financial statements present fairly for each financial year the company’s financial position, financial performance and cash flows. This requires the faithful representation of the effects of transactions, other events and conditions in accordance with the definitions and recognition criteria for assets, liabilities, income and expenses set out in the International Accounting Standards Board’s ‘Framework for the preparation and Presentation of Financial Statements’. In virtually all circumstances, a fair presentation will be achieved by compliance with all applicable International Financial Reporting Standards. Directors are also required to:

•	properly select and apply accounting policies;
•	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;
•
provide additional disclosures when compliance with the specific requirements in International Financial Reporting Standards is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and

•	prepare the accounts on a going concern basis unless, having assessed the ability of the company to continue as a going concern, management either intends to liquidate the entity or to cease trading, or have no realistic alternative but to do so.

Holmes Funding Limited

Report of the directors - continued

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company, for safeguarding the assets, for taking reasonable steps for the prevention and detection of fraud and other irregularities and for the preparation of a directors’ report which comply with the requirements of the Companies Act 1985.

Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

Auditors

In accordance with Section 386 of the Companies Act 1985, the Company has elected to dispense with the obligation to appoint auditors annually. Accordingly, Deloitte & Touche LLP are therefore deemed to have been re-appointed as auditors of the Company.

By Order of the Board

For and on behalf of
Abbey National Secretariat Services Limited, Secretary

24 February 2006

Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN

Holmes Funding Limited

Independent auditors’ report to the members of Holmes Funding Limited

We have audited the individual company financial statements (the “financial statements”) of Holmes Funding Limited for the year ended 31 December 2005, which comprise the income statement, the balance sheet, the cash flow statement and the related notes 1 to 21. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

The directors' responsibilities for preparing the Annual Report and the financial statements in accordance with applicable United Kingdom law and International Financial Reporting Standards (IFRSs) as adopted for use in the European Union are set out in the statement of directors' responsibilities.

Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view in accordance with the relevant framework and are properly prepared in accordance with the Companies Act 1985 and Article 4 of the IAS Regulation. We also report to you if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the company and other members of the group is not disclosed.

We read other information contained in the directors’ report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the company consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion:

•
the financial statements give a true and fair view in accordance with those International Financial Reporting Standards as adopted for use in the European Union, of the state of the company's affairs as at 31 December 2005 and of its loss for the year then ended; and

•	the financial statements have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London
24 February 2006

Holmes Funding Limited

Income Statement
For the Year ended 31 December 2005

		Year ended 31	Year ended 31
	Notes	December 2005	December 2004
		£000	£000
Interest and similar income	3	681,090	804,668
Interest expense and similar charges	4	(668,979)	(752,827)

Net Interest Income		12,111	51,841
Other operating expenses	5	(34,642)	-
Administrative expenses		(8,952)	(51,640)
Impairment (losses)/gains on loans and advances		(3,094)	17,362
(Loss)/profit before tax	6	(34,577)	17,563
Tax	7	10,373	(5,268)

Net (loss)/profit attributable to equity holders of the parent	17	(24,204)	12,295

All activities of the Company are classed as continuing

The Company has no recognised income or expenditure other than the results for the current and previous year as set out above. Accordingly no statement of recognised income and expense has been included.

Holmes Funding Limited

Balance Sheet
As at 31 December 2005

ASSETS
		31 December	31 December
	Notes	2005	2004
		£000	£000
Cash and cash equivalents	8	1,394,436	2,890,818
Beneficial interest in mortgage portfolio	9	-	13,168,370
Loans and advances due from related parties	10	14,370,052	-
Deferred tax assets	11	7,436	1,372
Other assets	12	10,667	27,670

Total assets		15,782,591	16,088,230

LIABILITIES

Loans due to group companies	13	(15,640,539)	(15,510,323)
Derivative financial instruments	14	(26,253)	-
Current tax liabilities	7	(20)	(22)
Other liabilities	15	(132,859)	(580,860)

Total liabilities		(15,799,671)	(16,091,205)

Equity
Capital and reserves
Share capital	16	-	-
Retained earnings	17	17,080	2,975

Total equity and liabilities		(15,782,591)	(16,088,230)

The financial statements were approved by the board of directors and authorised for issue on 24 February 2006. They were signed on its behalf by:

M McDermott
Director

Holmes Funding Limited

Cash Flow Statement
For the Year ended 31 December 2005

		Year ended	Year ended
	NOTES	31 December 2005	31 December 2004
		£000	£000

Net cash from operating activities	18	784,631	749,888

Movement in other receivables		2,550	(2,941)
Movement in other payables		14,001	94,556
Interest paid		(715,372)	(701,891)

Cash flows from operating activities		(698,821)	(610,276)

Amounts advanced to related parties		(3,936,991)	-
Amounts repaid by related parties		2,258,562	-
Purchase of beneficial interest in mortgage portfolio		-	(3,983,790)
Receipts from beneficial interest in mortgage portfolio		-	4,174,679

Cash flows from investing activities		(1,678,429)	190,889

Amounts received from group companies		3,796,807	3,983,790
Amounts paid to group companies		(3,666,590)	(2,583,504)
Amounts paid to related parties		(33,980)	(40,566)

Cash flows from financing activities		96,237	1,359,720

Net (decrease)/increase in cash during the year		(1,496,382)	1,690,221

Cash and cash equivalents brought forward		2,890,818	1,200,597

Cash and cash equivalents carried forward		1,394,436	2,890,818

Holmes Funding Limited

Notes to the Financial Statements

1. Accounting policies

Adoption of International Accounting Standards

The financial statements have for the first time, been prepared in accordance with International Financial Reporting Standards (“IFRS”) adopted by the International Accounting Standards Board (“IASB”), and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB. The date of transition to IFRS for the Company and the date of its opening IFRS balance sheet was 1 January 2004.

As allowed by IFRS 1 “First-time adoption of International Financial Reporting Standards” the Company has not restated its 2004 income statements and balance sheets to comply with IAS 32 and IAS 39. The main impact of this is that the comparatives will not show the derecognition adjustment or the fair value of derivatives. This is further described in the notes below.

The principal accounting policies applied in the preparation of financial statements are set out below. These policies have been consistently applied to all years presented, unless other otherwise stated.

Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards.

The financial statements have also been prepared in accordance with IFRSs adopted for use in the European Union and therefore comply with Article 4 of the EU IAS Regulation.

The financial statements have been prepared under the historical cost convention, as modified by the revaluation of available-for-sale financial assets, financial assets and financial liabilities held at fair value through profit or loss and all derivative contracts.

Presentation of the profit and loss account

Because the nature of the business is to receive and provide interest-bearing loans and advances the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

Interest income and expense

Interest income and expense is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount. Interest income and expenditure is shown gross on the face of the income statement.

Financial assets

The entity classifies its financial assets as loans and receivables which are held at amortised cost. These include loans and advances to related parties shown on the face of the balance sheet and cash and cash equivalents shown on the face of the balance sheet.

Loans and advances due from related parties

The Company’s beneficial interest in the mortgage portfolio held by Holmes Trustees Limited has been legally acquired from Abbey National plc. The sale of the beneficial interest does not pass the derecognition criteria as described in IAS 39 “Financial Instruments: Recognition and Measurement” and therefore no beneficial interest in a mortgage portfolio is shown in the balance sheet as at 31 December 2005. This is further described in the paragraphs below.

The loans and advances due from related parties are held at amortised cost.

Holmes Funding Limited

Notes to the Financial Statements

1. Accounting policies - continued

Derecognition

As a result of IAS 39 “Financial Instruments: Recognition and Measurement” the legal transfer of the beneficial interest in the Trust mortgage portfolio from Abbey National plc to the Company fails the criteria for derecognition. As no transfer has occurred for accounting purposes the beneficial interest has not been recognised in the Company’s financial statements and remains on the balance sheet of Abbey National plc.

The beneficial interest in the mortgage portfolio is replaced by a related party loan included in Loans and advances from related parties on the Company’s balance sheet. The related party loan is recorded at the book value of the beneficial interest in the mortgage portfolio to Abbey National plc at the time of transfer less any subsequent transfers and repayments of capital, less deferred consideration due. A provision for losses is maintained by the Company to cover default of these loans and subsequent reduction in interest receivable on the intercompany loan.

As the Company has chosen to prospectively apply the provisions of IAS39 the comparative figures continue to show the beneficial interest in the mortgage portfolio, and associated income and expenditure thereon. Details of the impact of the transition to IAS 39 can be found in the notes to the accounts.

Deferred consideration

Under the terms of the mortgage sale agreement, Abbey National plc, as the originator of the mortgage loans, legally retains the right to receive excess income (deferred consideration) arising on those loans, after certain higher priority payments have been met.

On application of IFRS, deferred consideration is treated as a reduction in the interest due from Abbey National plc on the related party loan arising on the failure to derecognise the sale of the beneficial interest in the mortgage portfolio. Any deferred consideration due at the end of the year is treated as a reduction in the capital balance of the amounts due from related parties. Incremental elements of deferred consideration are spread on an effective interest rate basis; all other elements are accounted for as incurred.

Derivative financial instruments

Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at their fair value. Fair values are obtained using valuation techniques, including discounted cash flow models and option pricing models as appropriate. All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.

Income taxes, including deferred income taxes

Income tax payable on profits, based on the applicable tax law in each jurisdiction is recognised as an expense in the period in which profits arise. The tax effects of income tax losses available to carry forward are recognised as an asset when it is probable that future taxable profits will be available, against which these losses can be utilised.

Current tax assets and liabilities are only offset when they arise in the same tax reporting group and where there is both the legal right and the intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Deferred taxation is provided on all timing differences that have not reversed before the balance sheet date at the rate of tax expected to apply when those timing differences will reverse. Deferred tax assets are recognised to the extent that they are regarded as recoverable.

Cash and cash equivalents

For the purposes of the cash flow statement, cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash and non restricted balances with central banks, treasury bills and other eligible bills, loans and advances to banks, amounts due from other banks and short term investments in securities

Financial Liabilities

Financial liabilities are measured at amortised cost. These include Loans and advances to group companies on the face of the balance sheet, accrued interest shown within other liabilities and derivative financial instruments on the face of the balance sheet.

Holmes Funding Limited

Notes to the Financial Statements

1. Accounting policies - continued

Loans and advances due to group companies and related parties

Loans and advances due to group companies and related parties are held at amortised cost.

Provisions

Provisions are made against loans and advances which comprise the related party loan which replaces the beneficial interest in the mortgage portfolio under IFRS. These provisions include the incurred but not reported provisions (IBNR) which arise when as a result of regular appraisals of the assets, it is considered that recovery is doubtful. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years are charged to the profit and loss account.

Financial Risk factors

The Company’s activities expose it to a variety of financial risks including, fair value interest rate risk, credit risk and liquidity risk. The Company’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Company’s financial performance. The Company uses derivative financial instruments to hedge certain risk exposures.

Risk management is carried out by the central risk management function of the Abbey Group. Authority flows from the Abbey National plc Board of Members to the Chief Executive Office and from him to his direct reports. Delegation of authority is to individuals. Formal standing committees are maintained for effective management or oversight. Their authority is derived from the person they are intended to assist.

Cash flow and fair value interest rate risk

Interest rate repricing information is shown in the table below at 31 December 2005. It provides an estimate of the repricing profile of the Company’s financial assets and liabilities. For the major categories of assets and liabilities, the table shows the values of interest earning assets and liabilities, which reprice within selected time bands. Items are allocated to time bands by reference to the earlier of the next interest rate repricing date and the legal maturity date. This leads to an apparent timing mismatch where the anticipated maturity date is different from the legal maturity date and hedges have been structured accordingly. The tables do not purport to measure market risk exposure.

	< 1 year	1-2 years	3-5 years	Over 5	Non-	Total
				years	interest
					bearing
	£000	£000	£000	£000	£000	£000
Cash and cash equivalents	1,394,436	-	-	-	-	1,394,436
Loans and advances due from related parties	12,813,042	747,099	1,101,300	50,630	(342,019)	14,370,052
Deferred tax assets	-	-	-	-	7,436	7,436
Other assets	-	-	-	-	10,667	10,667

Total assets	14,207,478	747,099	1,101,300	50,630	(323,916)	15,782,591

Loans due to group companies	(15,640,539)	-	-	-	-	(15,640,539)
Derivative financial instruments	(26,253)	-	-	-	-	(26,253)
Current tax liabilities	-	-	-	-	(20)	(20)
Other liabilities	-	-	-	-	(132,859)	(132,859)
Total Liabilities	(15,666,792)	-	-	-	(132,879)	(15,799,671)

Interest rate sensitivity

As a result of the interest rate swap the Company’s total interest income and expenditure on financial assets and liabilities is based on the same rate of sterling LIBOR, it therefore has no material sensitivity to changes in interest rates.

Holmes Funding Limited

Notes to the Financial Statements

1. Accounting policies - continued

Liquidity risk

The table below analyses the Company’s assets and liabilities into relevant maturity groupings based on the remaining period at balance sheet date to contractual maturity date:

	Up to 1	1-3	3-12	1-5 years	Over 5	Total
	month	months	months		years
Cash and cash equivalents	1,394,436	-	-	-	-	1,394,436
Loans and advances due from related parties	(135,356)	(21,823)	248,276	1,596,161	12,682,794	14,370,052
Deferred tax assets	-	-	-	-	7,436	7,436
Other assets	527	975	4,194	4,971	-	10,667

Total assets	1,259,607	(20,848)	252,470	1,601,132	12,690,230	15,782,591

Loans due to group companies	-	-	(1,017,901)	(3,997,096)	(10,625,542)	(15,640,539)
Derivative financial instruments	-	-	-	-	(26,253)	(26,253)
Current tax liabilities	-	-	(20)	-	-	(20)
Other liabilities	(132,859)	-	-	-	-	(132,859)

Total liabilities	(132,859)	-	(1,017,921)	(3,997,096)	(10,651,795)	(15,799,671)

Net liquidity gap	1,126,748	(20,848)	(765,451)	(2,395,964)	2,055,784	269

Credit risk

The maximum exposure to credit risk is the carrying amount of the Loans and advances due from related parties of £14,370,052,000. The loans and advances from related parties are secured on residential property in England and Wales.

Accounting for derivative financial instruments and hedging activities

The Company holds derivatives to hedge interest rate risk associated with the beneficial interest on the mortgage portfolio. These derivatives are held with Abbey National Treasury Services plc, a related party, and require the Company to pay a weighted average of the mortgage interest earned on the beneficial interest in the mortgage portfolio and receive payments based on a rate linked to three month sterling LIBOR. These derivatives are held at fair value on the balance sheet.

Fair value estimation

Where quoted market prices are not available, a discounted cash flow model is used based on a current yield curve appropriate for the remaining term to maturity.

2. Business and geographical segments

All of the Company’s income is derived from activities in the same business and geographical segment. There were no discontinued operations during the period.

3. Interest and similar income

	Year ended 31 December	Year ended 31 December
	2005	2004
	£000	£000
Income from beneficial interest in mortgage portfolio	-	742,873
Interest receivable from related parties	592,444	-
Swap interest receivable	7,296	(4,130)
Bank interest receivable	81,350	65,925

Interest receivable	681,090	804,668

In 2005 due to the transition to IFRS accounting and the replacement of the beneficial interest in the mortgage portfolio by the loans and advances due from Abbey National plc to the Company, the income previously due to the Company from the beneficial interest in the mortgage portfolio is replaced by interest receivable on the related party loan.

The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking for the benefit of Abbey National plc.

Holmes Funding Limited

Notes to the Financial Statements

4. Interest expense and similar charges

	Year ended 31 December	Year ended 31 December
	2005	2004
	£000	£000
Interest payable on loans from group companies	667,587	749,606
Interest payable on start up loans	1,392	3,221

Interest payable	668,979	752,827

5. Other operating expenses

	Year ended 31 December	Year ended 31 December
	2005	2004
	£000	£000
Net loss on hedging derivatives	34,642	-

6. Profit for the period

The profit for the period has been arrived at after charging:

	Year ended 31 December	Year ended 31 December
	2005	2004
	£000	£000
Net loss on hedging derivatives	34,642	-

Auditors’ remuneration

Auditors’ remuneration for the current and previous years has been bourne by Abbey National plc, the controlling party of the Company.

The Company had no employees (2004: none) other than its Directors.

No emoluments were paid to the Directors by the Company during the year (2004: £nil)

7. Tax

	Year ended	Year ended
	2005	2004
	£000	£000
Current tax:
UK corporation tax	(20)	(22)

Deferred tax (note11)	10,393	(5,246)

	10,373	(5,268)

Corporation tax is calculated at 30% (2004: 30%) of the estimated assessable profit for the year.

The charge for the year can be reconciled to the profit per the income statement as follows:

	Year ended 2005	Year ended 2004
	£000	£000
(Loss)/profit before tax	(34,577)	17,563

Tax at the UK corporation tax rate of 30% (2004: 30%)	10,373	(5,268)

Tax expense and effective tax rate for the year	10,373	(5,268)

Holmes Funding Limited

Notes to the Financial Statements

8. Cash and cash equivalents

	31 December	31 December
	2005	2004
	£000	£000
Guaranteed Investment Contract	1,326,844	2,050,263
Share of Trust cash	67,592	840,555

	1,394,436	2,890,818

The Guaranteed Investment Contract pays interest based on LIBOR.

9. Beneficial interest in mortgage portfolio

	31 December	31 December
	2005	2004
Cost
At 1 January	-	13,364,715
Additions	-	3,983,790
Capital repayments	-	(4,174,679)

At 31 December	-	13,173,826

Provisions:
At 1 January	-
General	-	22,061
Specific	-	676
Transfer from profit and loss account	-	(17,362)
Irrecoverable amounts written back/(off)	-	81

At 31 December	-	5,456

Being:
General	-	4,570
Specific	-	886

	-	5,456
Net book value:

At 31 December	-	13,168,370

Repayable:
On demand or at short notice	-	46,164
In not more than three months	-	15,145
In more than three months but not more than one year	-	229,763
In more than one year but not more than five years	-	1,458,608
In more than five years	-	11,424,146

At 31 December	-	13,173,826

Fixed rate	-	2,784,954
Variable rate	-	10,388,872
Less provisions	-	(5,456)

	-	13,168,370

The mortgage portfolio in which the Company legally holds a beneficial interest is held on trust for the Company and originator of the mortgage loans by Holmes Trustees Limited, a group undertaking. The Company’s legal beneficial interest in the Trust mortgages held at 31 December 2005 amounted to £14,712,071,000. Observed provisions on the beneficial interest in the mortgage portfolio amounted to £2,180,000 at 31 December 2005. IBNR provisions on the beneficial interest in the mortgage portfolio amounted to £4,332,000 at 31 December 2005.

During the year the company increased its legal interest in the Trust property in one tranche of £3,796,807,000, financed by a loan from Holmes Financing (No. 9) plc, a group company.

The mortgage loans are secured on residential property in England and Wales. At 31 December 2005 the total mortgage asset held on trust for the beneficiaries amounted to £28,691,079,898 (2004: £28,987,230,878).

Holmes Funding Limited

Notes to the Financial Statements

10. Loans and advances due from related parties

	31 December	31 December
	2005	2004
	£000	£000

Loans and advances due from related parties	14,370,052	-

	14,370,052	-

	31 December	31 December
	2005	2004
	£000	£000
Repayable:
On demand or at short notice	(135,356)	-
In not more than three months	(21,823)	-
In more than three months but not more than one year	248,276	-
In more than one year but not more than five years	1,596,161	-
In more than five years	12,682,794	-

	14,370,052	-

Loans and advances due from related parties represents an intercompany loan, generated as a result of the beneficial interest in the mortgage portfolio failing the derecognition criteria described in IAS 39. The intercompany loan replaces the beneficial interest in the mortgage portfolio legally held by the company, and represents the substance of the transaction for accounting purposes.

If the derecognition criteria had been met the company would have shown a beneficial interest in a mortgage portfolio of £14,712,071,000 as at 31 December 2005 all of which are secured on residential property.

The loans and advances due from related parties are all designated in sterling and are either non interest bearing, at fixed rates or at variable rates of interest, based on the standard variable rate of the administrator, Abbey National plc.

The fair value of the loans and advances due from related parties at 31 December 2005 was £14,573,830,089.

11. Deferred Tax Asset

The movement on the deferred tax account is as follows:

	Year ended	Year ended
	2005	2004
	£	£
Current tax:
At 1 January	1,372	6,618
Tax effect of prospective IFRS adjustments	(4,329)	-
Income statement credit	10,393	(5,246)

At 31 December	7,436	1,372

The deferred tax asset arises as a result of the Company being taxed under the special regime for securitisation companies in Finance Act, 2005.

12. Other assets

	31 December	31 December
	2005	2004
	£000	£000

Other assets	10,667	27,670

	10,667	27,670

The carrying amount of other assets approximates to their fair value.

Other assets due after one year at 31 December 2005 total £4,971,000 (2004: £14,637,000)

Holmes Funding Limited

Notes to the Financial Statements

13. Loans from group undertakings

	31 December	31 December
	2005	2004
	£000	£000

Loans from group undertakings	15,640,539	15,510,323

These borrowings are repayable as follows:
Less than one year	1,017,901	1,001,462
Due two to five years	3,997,096	5,623,173
Due over five years	10,625,542	8,885,688

	15,640,539	15,510,323

Interest payable on the loans from group undertakings is based on LIBOR.

The carrying amount of loans from group undertakings approximates to their fair value.

14. Derivative Financial Instruments

The company holds derivatives to hedge interest rate risk associated with the beneficial interest on the mortgage portfolio. These derivatives are held with Abbey National Treasury Services plc, a related party, and require the company to pay a weighted average of the mortgage interest earned on the beneficial interest in the mortgage portfolio and receive payments based on a rate linked to three month sterling LIBOR. The derivatives are held at fair value on the balance sheet and any gains and losses taken to the income statement.

15. Other liabilities

	31 December	31 December
	2005	2004
	£000	£000

Amounts due to related parties	-	403,205
Amounts due to group companies	39	39
Accrued interest payable to group companies	131,262	177,273
Other liabilities	1,558	343

	132,859	580,860

The amounts are repayable as follows:

	31 December	31 December
	2005	2004
	£000	£000

Less than 1 year	132,820	177,655
2 to 5 years	-	-
Over 5 years	39	403,205

	132,859	580,860

Included in amounts due to related parties is the start up loan balance 2005: £nil (2004: £33,980,000). Interest payable on the start up loans is based on LIBOR, all other balances are non interest bearing. Amounts due over 5 years are paid in order of priority when cash is available after other commitments have been met.

The carrying amounts of the other liabilities approximates to their fair value.

Holmes Funding Limited

Notes to the Financial Statements

16. Share capital
	31 December	31 December
	2005	2004
	£	£
Authorised:
100 Ordinary shares of £1 each	100	100

Issued and fully paid:
2 Ordinary shares of £1 each	2	2

17. Retained earnings

		£000

Balance at 1 January 2004		(15,270)
Net profit for the year		12,295

		(2,975)
IFRS 1 prospective adjustment:
Derivative fair value movement		9,856
Change in basis of amortisation of deferred start up costs		(10,394)
Change in basis of provisions valuation		1,789
Deferred consideration on provisions
and change of basis of amortisation of deferred start up costs		13,177
Deferred tax on change in provisions		(4,329)

Effect of transition to IFRS		10,099

Balance at 1 January 2005		7,124
Net loss for the year		(24,204)

Balance at 31 December 2005		(17,080)

18. Notes to the cash flow statement

	Year ended 31	Year ended 31
	December 2005	December 2004
	£000	£000

(Loss)/profit from operations	(34,577)	17,563

Adjustments for:
Losses on derivatives	34,642	-
Movement in provisions	2,844	(17,281)
Interest payable	668,979	749,606
Interest receivable	112,743	-

Net profit before working capital changes	784,631	749,888

Holmes Funding Limited

Notes to the Financial Statements

19. Related party transactions

The related party disclosures in this note apply to related parties, which comprise the following entities and individuals:

Abbey National plc, the controlling party
Wilmington Trust SP Services (London) Limited, a corporate director
Holmes Financing (No. 1) plc, a group company
Holmes Financing (No. 2) plc, a group company
Holmes Financing (No. 3) plc, a group company
Holmes Financing (No. 4) plc, a group company
Holmes Financing (No. 5) plc, a group company
Holmes Financing (No. 6) plc, a group company
Holmes Financing (No. 7) plc, a group company
Holmes Financing (No. 8) plc, a group company
Holmes Financing (No. 9) plc, a group company

Trading transactions

During the year, the LLP entered into the following transactions with related parties who are members of the group:

	Interest	Interest	Fees	Amounts	Amounts
	receivable	payable	payable	owed by	owed to
				related	related
				parties	parties
	2005	2005	2005	2005	2005
	£000	£000	£000	£000	£000

Abbey National plc	592,444	-	1,293	15,764,488
Wilmington Trust SP Services (London) Limited	-	-	113
Holmes Financing (No. 1) plc	-	66,524	-	-	913,307
Holmes Financing (No. 2) plc	-	43,572	-	-	760,341
Holmes Financing (No. 3) plc	-	30,648	-	-	551,593
Holmes Financing (No. 4) plc	-	93,366	-	-	1,854,709
Holmes Financing (No. 5) plc	-	48,685	-	-	965,221
Holmes Financing (No. 6) plc	-	119,818	-	-	2,098,514
Holmes Financing (No. 7) plc	-	94,589	-	-	1,901,105
Holmes Financing (No. 8) plc	-	159,153	-	-	2,919,011
Holmes Financing (No. 9) plc	-	11,232	-	-	3,808,039

There were no related party transactions during the year, or existing at the balance sheet date, with the company or parent company’s key management personnel.

20. Parent undertaking and controlling party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales.

Wilmington Trust SP Services (London) Limited, a company incorporated in Great Britain and registered in England and Wales holds all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.

The controlling party of the Company is Abbey National plc, a company incorporated in Great Britain and registered in England and Wales.

The controlling party is Banco Santander Central Hispano S.A., a company incorporated in Spain. Banco Santander Central Hispano, S.A. is the parent undertaking of the largest group of undertakings for which group accounts are drawn up and of which the company is included. Abbey National plc is the controlling party of the smallest group of undertakings for which the group accounts are drawn up and of which the Company is included.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey National Secretariat, Abbey National House, 2 Triton Square, Regent’s Place, London, NW1 3AN.

Holmes Funding Limited

Notes to the Financial Statements

21. Explanation of transition to IFRS’s

Holmes Funding Limited has chosen to prepare accounts in accordance with IFRSs for the year ended 31 December 2005.

Up to 31 December 2004, the Group prepared its financial statements in accordance with UK Generally Accepted Accounting Principals (“UK GAAP).

Key standards IAS 32 “Financial Instruments: Disclosure and Presentation”, IAS 39 “Financial Instruments: Recognition and Measurement” and IFRS 7 “Financial Instruments: Disclosures” have been applied prospectively from 1 January 2005. All other standards are required to be applied retrospectively.

No reconciliation of profit attributable to shareholders, shareholders funds, income statement or balance sheet under IFRS for the year to 31 December 2004 has been presented as all applicable IFRS adjustments have only been applied prospectively.